Ex - (d)(iii)
INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
AMENDED SCHEDULE A

FUND	FUND EFFECTIVE DATE

Schwab 1000 Fund	April 2, 1991
Schwab Short-Term Bond Market Fund	November 4, 1991
Schwab Total Bond Market Fund	March 1, 1993
Schwab YieldPlus Fund	July 21, 1999
Schwab GNMA Fund	January 27, 2003
Schwab California Tax-Free YieldPlus Fund	November 15, 2004
Schwab Tax-Free YieldPlus Fund	November 15, 2004
Schwab Inflation Protected Fund	January 21, 2006
Schwab Global Real Estate Fund	February 28, 2007
Schwab Premier Income Fund	October 31, 2007

SCHWAB INVESTMENTS
By:	/s/ Jeffrey Mortimer
	Name:	Jeffery Mortimer
	Title:	Senior Vice President and Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
By:	/s/ George Pereira
	Name:	George Pereira
	Title:	Senior Vice President and Chief Financial Officer

Dated as of July 1, 2009

AMENDED SCHEDULE D
TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
BETWEEN SCHWAB INVESTMENTS AND
CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
ADVISORY FEE SCHEDULE
The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:
FUND
Schwab 1000 Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million; 0.22% of such assets over $500 million not in excess of $5 billion; 0.20% such daily net assets over $5 billion not in excess of $10 billion; and 0.18% of such assets over $10 billion.
Schwab Short-Term Bond Market Fund
(Formerly known as Schwab Short-Term Bond Market Index Fund and Schwab Short/Intermediate Government Bond Fund)
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab California Long-Term Tax-Free Bond Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab Long-Term Tax-Free Bond Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab Short/Intermediate Tax-Free Bond Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab Total Bond Market Fund
(Formerly known as Schwab Total Bond Market Index Fund and Schwab Long-Term Government Bond Fund)
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab California Short/Intermediate Tax-Free Bond Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab YieldPlus Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab GNMA Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such net assets over $500 million.

FUND
Schwab California Tax-Free YieldPlus Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab Tax-Free YieldPlus Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.
Schwab Inflation Protected Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such net assets over $500 million.
Schwab Global Real Estate Fund
The annual fee, payable monthly, is 0.77% of the Fund’s average daily net assets.
Schwab Premier Income Fund
The annual fee, payable monthly, is 0.30% of the Fund’s average daily net assets not in excess of $500 million and 0.22% of such net assets over $500 million.

SCHWAB INVESTMENTS
By:	/s/ Jeffrey Mortimer
	Name:	Jeffery Mortimer
	Title:	Senior Vice President and Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
By:	/s/ George Pereira
	Name:	George Pereira
	Title:	Senior Vice President and Chief Financial Officer

Dated as of July 1, 2009